Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our reports dated March 13, 2017, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Connecticut Water Service Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP
Philadelphia, Pennsylvania
December 13, 2017